UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2026

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37403	98-1782229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Madison Avenue New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 930-0950

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 20, 2026, Flutter Entertainment plc (the “Company”) committed to a restructuring plan affecting the Company’s United Kingdom & Ireland (“UK&I”) business, including its operations in the UK and Ireland, and UK&I staff at Flutter hubs, including in Portugal and Romania (the “Restructuring Plan”). The Restructuring Plan is designed to mitigate the impact of increases in UK gaming taxation, in accordance with the Company’s previously announced UK gaming tax mitigation plans. The Restructuring Plan is expected to entail a reduction in headcount of up to 1,400 employees. The Company began notifying affected employees of the actions contemplated by the Restructuring Plan on October 20, 2026.

The Company currently estimates that it will incur aggregate pre-tax charges of approximately $80 to $90 million in connection with the Restructuring Plan, consisting primarily of cash expenditure related to employee severance, benefits, and related costs. The Company also expects to record certain non-cash charges in respect of stock-based compensation; however, such charges cannot be reasonably estimated at this time.

The associated costs to implement the Restructuring Plan were captured within the updated guidance issued within Flutter’s Earnings Update for the quarter ended June 30, 2026.

The Company expects to substantially complete the Restructuring Plan by the end of 2026 with associated charges to be incurred in the fourth quarter of 2026, subject to applicable legal and employee notice and consultation requirements. The charges that the Company expects to incur in connection with the Restructuring Plan are estimates and are subject to a number of assumptions. Actual results may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Restructuring Plan.

Item 7.01	Regulation FD Disclosure.

On October 20, 2026, Flutter issued a press release regarding its UK&I Restructuring Plan, which is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believe(s)”,” expect(s)”, “potential”, “continue(s)”, “may”, “will”, “should”, “could”, “would”, “seek(s)”, “predict(s)”, “intend(s)”, “trends”, “plan(s)”, “estimate(s)”, “anticipates”, “projection”, “goal”, “target”, “aspire”, “will likely result”, and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties and there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. In addition, we may incur additional or unexpected costs in connection with the matters discussed in this press release. The ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements.

Factors that could cause Flutter’s results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” of Flutter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) and other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Flutter undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 20, 2026

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: October 20, 2026	By:	/s/ Edward Traynor
	Name:	Edward Traynor
	Title:	Company Secretary